UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 4, 2019

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On March 4, 2019, Leggett & Platt, Incorporated (the “Company,” “we” or “our”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, MUFG Securities Americas Inc., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as Representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters $500 million aggregate principal amount of its 4.40% Senior Notes due 2029 (the “Notes”). The public offering price of the Notes was 99.391% of the principal amount. The Company received net proceeds (before expenses) of $493,705,000 and intends to use the net proceeds from the sale of the Notes to repay a portion of our commercial paper indebtedness incurred to fund a portion of the Elite Comfort Solutions, Inc. (“ECS”) acquisition. Before we use the net proceeds for these purposes, we may invest them in short term investments. The Company closed the $500 million Notes transaction on March 7, 2019. Reference is made to our Form 8-K filed January 16, 2019, as amended February 28, 2019, where we disclosed our acquisition of ECS for approximately $1.25 billion in cash. To finance the ECS acquisition, we issued commercial paper in the approximate amount of $750 million and fully borrowed under our 5-year $500 million term loan facility.

The offering was made pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-223621) and a related prospectus supplement, each filed with the Securities and Exchange Commission.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, a copy of which is attached to this Current Report on Form 8-K as Exhibit 1.1.

Senior Notes due 2029

On March 7, 2019, the Company issued $500 million aggregate principal amount of its 4.40% Senior Notes due 2029 pursuant to the Underwriting Agreement. The Notes were issued under a Senior Indenture, dated as of May 6, 2005, between the Company and U.S. Bank National Association, as successor trustee (the “Indenture”). The Notes rank equally with all of the Company’s other unsecured and unsubordinated debt.

The Notes mature on March 15, 2029 unless earlier redeemed. They were issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes will bear interest at a rate of 4.40% per year, payable semi-annually in arrears on March 15 and September 15 of each year, commencing on September 15, 2019. Interest will be computed on the basis of a 360-day year of twelve 30-day months, and will accrue from March 7, 2019.

On or after December 15, 2028 (three months prior to the maturity date of the Notes (the “Par Call Date”)), we may redeem the Notes, in whole or in part, at any time and from time to time, on at least 30 days, but not more than 60 days, prior notice delivered to each holder of the Notes to be redeemed, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to, but excluding, the redemption date.

Prior to the Par Call Date, we may redeem the Notes, in whole or in part, at any time and from time to time, at our option, at a redemption price equal to the greater of:

•	100% of the principal amount of the Notes being redeemed; and

•

the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if the Notes to be redeemed matured on the Par Call Date (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined in the Form of Note attached hereto as Exhibit 4.3), plus 30 basis points;

in each case, plus accrued and unpaid interest on the Notes to, but excluding, the redemption date.

If we experience a “Change of Control Repurchase Event” (as defined in the Form of Note), we will be required, unless we have exercised our right to redeem the Notes (as described above), to offer to repurchase the Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest to, but excluding, the date of repurchase.

The Indenture includes covenants that limit the ability of the Company and its majority owned subsidiaries to, among other things: incur secured debt in excess of 15% of the Company’s consolidated assets, enter into sale and lease-back transactions and consolidate, merge or transfer substantially all of the Company’s assets to another entity. The covenants are subject to a number of important exceptions and qualifications set forth in the Indenture.

The Underwriters and/or their affiliates have provided and in the future may provide investment banking, commercial banking, corporate trust and/or advisory services to the Company and its affiliates from time to time for which they have received and in the future may receive customary fees and expenses and may have entered into and in the future may enter into other transactions with the Company. U.S. Bank National Association, the successor Trustee under the Indenture, is an affiliate of U.S. Bancorp Investments, Inc., an underwriter.

The foregoing is only a summary of certain terms and conditions of the Underwriting Agreement, Indenture and the Form of Note and is qualified in its entirety by reference to the Underwriting Agreement, Indenture and the Company Officers’ Certificate pursuant to Section 3.1 of the Indenture with Form of Note, which are attached hereto and incorporated herein by reference as Exhibits 1.1, 4.1 and 4.3, respectively. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or foreign country in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or foreign country. This Current Report is also being filed for the purpose of filing exhibits to the Form S-3 (Registration No. 333-223621) relating to the offering of the Notes, and Exhibits 1.1, 4.3 and 5.1 are hereby incorporated into the Form S-3 Registration Statement by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 hereof, including exhibits, is incorporated into this item.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Underwriting Agreement, dated March 4, 2019, among J.P. Morgan Securities LLC, MUFG Securities Americas Inc., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as Representatives of the several Underwriters named therein, and Leggett & Platt, Incorporated

4.1	Senior Indenture dated May 6, 2005 between the Company and U.S. Bank National Association (successor in interest to The Bank of New York Mellon Trust Company, NA which was successor in interest to JPMorgan Chase Bank, N.A.), as Trustee, filed May 10, 2005 as Exhibit 4.1 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845)

4.2	Tri-Party Agreement under the May 6, 2005 Senior Indenture, between the Company, The Bank of New York Mellon Trust Company, NA (successor in interest to JPMorgan Chase Bank, N.A.) (as Prior Trustee) and U.S. Bank National Association (as Successor Trustee), dated February 20, 2009, filed February 25, 2009 as Exhibit 4.3.1 to the Company’s Form 10-K, is incorporated by reference. (SEC File No. 001-07845)

4.3*	Company Officers’ Certificate pursuant to Section 3.1 of the Senior Indenture with Form of 4.40% Senior Notes due 2029

5.1*	Opinion of Scott S. Douglas, Senior Vice President, General Counsel and Secretary of the Company

23.1*	Consent of Scott S. Douglas, Senior Vice President, General Counsel and Secretary of the Company (included as part of Exhibit 5.1)

*	Denotes filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: March 7, 2019	By:	/s/ SCOTT S. DOUGLAS
Scott S. Douglas
Senior Vice President – General Counsel and Secretary